Two Harbors Investment Corp. Reports First Quarter 2015 Financial Results
Building Franchise Value through Expansion of Operational Businesses
NEW YORK, May 6, 2015 - Two Harbors Investment Corp. (NYSE: TWO), a real estate investment trust that invests in residential mortgage-backed securities (RMBS), residential mortgage loans, mortgage servicing rights (MSR), commercial real estate and other financial assets, today announced its financial results for the quarter ended March 31, 2015.

Highlights

•	Book value was $11.08 per common share, representing a 2.2%(1) total return on book value, after accounting for a dividend of $0.26 per share.

•	Delivered Comprehensive Income of $88.9 million, a return on average equity of 8.7%, or $0.24 per weighted average common share.

•	Reported Core Earnings of $94.1 million, or $0.26 per weighted average common share.(2)

•	Generated an aggregate portfolio yield of 4.40% and a net interest margin of 3.07% for the quarter ended March 31, 2015.

•	Completed two securitizations, issuing securities backed by approximately $573.9 million unpaid principal balance (UPB) of prime jumbo residential mortgage loans.

•	Closed first commercial real estate loan of approximately $45.6 million.

“We are committed to building franchise value for our stockholders through our operational businesses,” stated Thomas Siering, Two Harbors’ President and Chief Executive Officer. “In the first quarter, we completed two securitizations, demonstrating our ability to be a regular issuer. We are also excited to announce that we closed on the first investment in our commercial real estate strategy.”

(1)
Return on book value for the quarter ended March 31, 2015 is defined as the decrease in book value from December 31, 2014 to March 31, 2015 of $0.02, plus the dividend declared of $0.26 per share, divided by December 31, 2014 book value of $11.10 per share.

(2)
Core Earnings is a non-GAAP measure that we define as GAAP net income, excluding impairment losses, realized and unrealized gains or losses on the aggregate portfolio, amortization of business combination intangible assets, reserve expense for representation and warranty obligations on MSR and certain upfront costs related to securitization transactions. As defined, Core Earnings includes interest income or expense and premium income or loss on derivative instruments and servicing income, net of estimated amortization on MSR. Core Earnings is provided for purposes of comparability to other peer issuers.

Operating Performance
The following table summarizes the company’s GAAP and non-GAAP earnings measurements and key metrics for the first quarter of 2015:

Two Harbors Investment Corp. Operating Performance
(dollars in thousands, except per share data)
	Three Months Ended March 31, 2015
	(unaudited)
Earnings	Earnings	Per weighted share	Annualized return on average equity
Core Earnings(1)	$94,075	$0.26	9.2%
GAAP Net Income	$94,793	$0.26	9.3%
Comprehensive Income	$88,862	$0.24	8.7%

Operating Metrics
Dividend per common share	$0.26
Book value per share at period end	$11.08
Other operating expenses as a percentage of average equity	1.6%
____________________

(1)	Please see page 13 of this press release for a reconciliation of GAAP to non-GAAP financial information.

Earnings Summary
Two Harbors reported Core Earnings for the quarter ended March 31, 2015 of $94.1 million, or $0.26 per weighted average common share outstanding, as compared to Core Earnings for the quarter ended December 31, 2014 of $83.1 million, or $0.23 per weighted average common share outstanding. On a Core Earnings basis, the company recognized an annualized return on average equity of 9.2% and 8.1% for the quarters ended March 31, 2015 and December 31, 2014, respectively.

For the first quarter of 2015, the company recognized:

•	net realized gains on RMBS, trading securities and residential mortgage loans held-for-sale of $122.5 million, net of tax;

•	unrealized gains on trading securities and residential mortgage loans held-for-sale of $8.6 million, net of tax;

•	other-than-temporary impairment loss of $0.1 million, net of tax;

•	net gains of $7.3 million, net of tax, related to swap and swaption terminations and expirations;

•
net unrealized losses, net of tax, of $97.5 million associated with its interest rate swaps and swaptions economically hedging its investment portfolio, repurchase agreements and Federal Home Loan Bank of Des Moines (FHLB)advances;

•	net realized and unrealized gains on other derivative instruments of approximately $0.8 million, net of tax;

•	net realized and unrealized losses on consolidated financing securitizations of $2.9 million, net of tax;

•	a net decrease in fair value of $46.9 million(2) on MSR, net of tax; and

•	securitization deal costs of $1.7 million, net of tax.

(2)
Decrease in fair value on MSR, net of tax, of $46.9 million is comprised of a decrease in fair value of $36.3 million, net of tax, excluded from Core Earnings and $10.6 million, net of tax, of estimated amortization included in Core Earnings.

The company reported GAAP Net Income of $94.8 million, or $0.26 per weighted average common share outstanding, for the quarter ended March 31, 2015, as compared to GAAP Net Loss of $37.0 million, or $0.10 per weighted average common share outstanding, for the quarter ended December 31, 2014. On a GAAP Net Income basis, the company recognized an annualized return on average equity of 9.3% and (3.6%) for the quarters ended March 31, 2015 and December 31, 2014, respectively.

The company reported Comprehensive Income of $88.9 million, or $0.24 per weighted average common share outstanding, for the quarter ended March 31, 2015, as compared to Comprehensive Income of $42.2 million, or $0.12 per weighted average common share outstanding, for the quarter ended December 31, 2014. The company records unrealized fair value gains and losses on RMBS securities, classified as available-for-sale, as Other Comprehensive Income. On a Comprehensive Income basis, the company recognized an annualized return on average equity of 8.7% and 4.1% for the quarters ended March 31, 2015 and December 31, 2014, respectively.

Other Key Metrics
Two Harbors declared a quarterly cash dividend of $0.26 per common share for the quarter ended March 31, 2015. The annualized dividend yield on the company’s common stock for the quarter, based on the March 31, 2015 closing price of $10.62, was 9.8%.

The company’s book value per share, after taking into account the first quarter 2015 dividend of $0.26 per share, was $11.08 as of March 31, 2015, compared to $11.10 as of December 31, 2014, which represented a total return on book value for the quarter of 2.2%.(1)

Other operating expenses for the quarter ended March 31, 2015 were approximately $16.1 million, or 1.6% of average equity, compared to approximately $15.0 million, or 1.5% of average equity, for the quarter ended December 31, 2014.

Portfolio Summary
The company’s aggregate portfolio is principally comprised of RMBS available-for-sale securities, inverse interest-only securities (Agency Derivatives), MSR, residential mortgage loans held-for-sale, net economic interests in consolidated securitization trusts and commercial real estate loans held-for-investment. As of March 31, 2015, the total value of the company’s portfolio was $16.3 billion.

The company’s portfolio includes rates, credit and commercial real estate strategies. The rates strategy consisted of $12.2 billion of Agency RMBS, Agency Derivatives and MSR as well as associated notional hedges as of March 31, 2015. The credit strategy consisted of $4.1 billion of non-Agency RMBS, net economic interests in consolidated securitization trusts, prime jumbo residential mortgage loans and credit sensitive residential mortgage loans, as well as their associated notional hedges as of March 31, 2015. The commercial real estate strategy consisted of a $45.6 million loan as of March 31, 2015.

For the quarter ended March 31, 2015, the annualized yield on the company’s average aggregate portfolio was 4.40% and the annualized cost of funds on the associated average borrowings, which includes net interest rate spread expense on interest rate swaps, was 1.33%. This resulted in a net interest rate spread of 3.07%.

(1)
Return on book value for the quarter ended March 31, 2015 is defined as the decrease in book value from December 31, 2014 to March 31, 2015 of $0.02, plus the dividend declared of $0.26 per share, divided by December 31, 2014 book value of $11.10 per share.

RMBS and Agency Derivatives
For the quarter ended March 31, 2015, the annualized yield on average RMBS securities and Agency Derivatives was 4.2%, consisting of an annualized yield of 3.5% in Agency RMBS and Agency Derivatives and 7.9% in non-Agency RMBS.

The company experienced a three-month average constant prepayment rate (CPR) of 8.2% for Agency RMBS securities and Agency Derivatives held during the quarter ended March 31, 2015, compared to 7.5% for those securities held during the quarter ended December 31, 2014. The weighted average cost basis of the principal and interest Agency portfolio was 107.9% of par as of March 31, 2015, compared to 107.7% of par as of December 31, 2014. The net premium amortization was $35.4 million and $35.5 million as of March 31, 2015 and December 31, 2014, respectively.

The company experienced a three-month average CPR of 5.1% for non-Agency principal and interest RMBS securities held during the quarter ended March 31, 2015, as compared to 4.2% for those securities held during the quarter ended December 31, 2014. The weighted average cost basis of the non-Agency portfolio was 62.0% of par as of March 31, 2015, compared to 59.2% of par as of December 31, 2014. The discount accretion was $27.5 million for the quarter ended March 31, 2015, compared to $30.5 million for the quarter ended December 31, 2014. The total net discount remaining was $1.6 billion as of March 31, 2015, compared to $1.9 billion as of December 31, 2014, with $0.7 billion designated as credit reserve as of March 31, 2015.

As of March 31, 2015, fixed-rate investments composed 81.7% and adjustable-rate investments composed 18.3% of the company’s RMBS and Agency Derivatives portfolio.

As of March 31, 2015, the company had residential mortgage loans held-for-investment with a carrying value of $2.2 billion and the company’s collateralized borrowings had a carrying value of $1.4 billion, resulting in net economic interests in consolidated securitization trusts of $769.6 million.

Mortgage Servicing Rights
The company held MSR on mortgage loans with UPB totaling $44.0 billion. The MSR had a fair market value of $410.2 million as of March 31, 2015, a $52.4 million decrease from December 31, 2014.

The company does not directly service mortgage loans, but instead contracts with fully licensed subservicers to handle substantially all servicing functions for the loans underlying the company’s MSR. The company recognized $32.1 million of servicing income and $6.7 million of servicing expenses during the quarter ended March 31, 2015.

Residential Mortgage Loans Held for Sale
As of March 31, 2015, the company held prime jumbo residential mortgage loans with a fair market value of $498.4 million and had outstanding purchase commitments to acquire an additional $707.3 million UPB of residential mortgage loans, subject to fallout if the loans do not close. For the quarter ended March 31, 2015, the annualized yield on the prime jumbo residential mortgage loan portfolio was 3.9%, compared to 4.0% for the quarter ended December 31, 2014.

During the quarter, the company completed two securitizations, Agate Bay Mortgage Trust 2015-1 and Agate Bay Mortgage Trust 2015-2. The trusts issued securities backed by approximately $573.9 million UPB of prime jumbo 30-year fixed residential mortgage loans.

Commercial Real Estate
In the fourth quarter of 2014, the company announced its intended expansion into the commercial real estate market, planning an initial allocation of approximately $500 million of equity capital. Target assets include first mortgage loans, mezzanine loans, b-notes and preferred equity. At March 31, 2015, the company held a $45.6 million senior mezzanine commercial real estate loan.

Other Investments and Risk Management Derivatives
The company held $2.0 billion of U.S. Treasuries, classified on its balance sheet as trading securities, as of March 31, 2015.  The company also held $2.5 billion notional of net short TBAs as of March 31, 2015, which are accounted for as derivative instruments in accordance with GAAP.

As of March 31, 2015, the company was a party to interest rate swaps and swaptions with a notional amount of  $32.9 billion. Of this amount, $12.2 billion notional in swaps were utilized to economically hedge interest rate risk associated with the company’s LIBOR-based repurchase agreements and FHLB advances, $7.7 billion notional in swaps were utilized to economically hedge interest rate risk associated with the company’s investment portfolio, and $13.0 billion net notional in swaptions were utilized as macroeconomic hedges.

The following table summarizes the company’s investment portfolio:

Two Harbors Investment Corp. Portfolio
(dollars in thousands)

Portfolio Composition	As of March 31, 2015
	(unaudited)
Rates Strategy
Agency Bonds
Fixed Rate Bonds	$11,401,979		69.8%
Hybrid ARMs	124,939		0.8%
Total Agency	11,526,918		70.6%
Agency Derivatives	187,808		1.2%
Mortgage servicing rights	410,229		2.5%
Credit Strategy
Non-Agency Bonds
Senior Bonds	2,086,215		12.8%
Mezzanine Bonds	722,159		4.4%
Non-Agency Other	7,553		—%
Total Non-Agency	2,815,927		17.2%
Net Economic Interest in Securitization(1)	769,635		4.7%
Residential mortgage loans held-for-sale	568,582		3.5%
Commercial real estate loans held-for-investment	45,556		0.3%
Aggregate Portfolio	$16,324,655

Portfolio Metrics	Three Months Ended March 31, 2015
	(unaudited)
Annualized portfolio yield during the quarter			4.40%
Rates Strategy
Agency RMBS, Agency Derivatives and mortgage servicing rights			3.8%
Residential mortgage loans held-for-sale
Ginnie Mae buyout residential mortgage loans			1.6%
Credit Strategy
Non-Agency RMBS, Legacy(2)			8.5%
Non-Agency RMBS, New issue(2)			3.9%
Net economic interest in securitizations			4.6%
Residential mortgage loans held-for-sale
Prime nonconforming residential mortgage loans			3.9%
Credit sensitive residential mortgage loans			5.4%
Commercial Strategy			7.0%

Annualized cost of funds on average borrowing balance during the quarter(3)			1.33%
Annualized interest rate spread for aggregate portfolio during the quarter			3.07%
Debt-to-equity ratio at period-end(4)		3.4	:1.0

Portfolio Metrics Specific to RMBS and Agency Derivatives as of March 31, 2015
Weighted average cost basis of principal and interest securities
Agency(5)			$107.86
Non-Agency(6)			$61.96
Weighted average three month CPR
Agency			8.2%
Non-Agency			5.1%
Fixed-rate investments as a percentage of aggregate RMBS and Agency Derivatives portfolio			81.7%
Adjustable-rate investments as a percentage of aggregate RMBS and Agency Derivatives portfolio			18.3%
________________

(1)	Net economic interest in securitization consists of residential mortgage loans held-for-investment, net of collateralized borrowings in consolidated securitization trusts.

(2)	Legacy non-Agency RMBS includes non-Agency bonds issued up-to and including 2009. New issue non-Agency RMBS includes bonds issued after 2009.

(3)	Cost of funds includes interest spread expense associated with the portfolio's interest rate swaps.

(4)	Defined as total borrowings to fund RMBS, residential mortgage loans held-for-sale and Agency Derivatives, divided by total equity.

(5)	Weighted average cost basis includes RMBS principal and interest securities only. Average purchase price utilized carrying value for weighting purposes.

(6)
Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, total non-Agency RMBS excluding the company's non-Agency interest-only portfolio would be $57.21 at March 31, 2015.

“Our Rates and Credit strategies performed well in the first quarter,” stated Bill Roth, Two Harbors’ Chief Investment Officer. “We are pleased with the strong growth of our conduit business and broadening investor interest in our securitizations, which we believe is a result of becoming a more consistent issuer and having developed brand recognition.”

Financing Summary
The company reported a debt-to-equity ratio, defined as total borrowings under repurchase agreements and FHLB advances to fund RMBS securities, Agency Derivatives and residential mortgage loans held-for-sale divided by total equity, of 3.4:1.0 and 3.3:1.0 as of March 31, 2015 and December 31, 2014, respectively.

As of March 31, 2015, the company had outstanding $13.1 billion of repurchase agreements funding RMBS securities, Agency Derivatives, residential mortgage loans held-for-sale and U.S. Treasuries with 24 different counterparties. Excluding the debt associated with the company’s U.S. Treasuries and the effect of the company’s interest rate swaps, the repurchase agreements had a weighted average borrowing rate of 0.70% and weighted average remaining maturity of 69 days as of March 31, 2015.

The company’s wholly owned subsidiary, TH Insurance Holdings Company LLC (TH Insurance), is a member of the FHLB.  As a member of the FHLB, TH Insurance has access to a variety of products and services offered by the FHLB, including secured advances.  As of March 31, 2015, TH Insurance had $2.6 billion in outstanding secured advances, with a weighted average borrowing rate of 0.4% and a weighted average of 10.4 years to maturity, and had an additional $1.4 billion of available uncommitted credit for borrowings.

As of March 31, 2015, the company’s aggregate repurchase agreements and FHLB advances funding RMBS securities, Agency Derivatives and residential mortgage loans held-for-sale had a weighted average of 2.2 years to maturity.

The following table summarizes the company’s borrowings by collateral type under repurchase agreements and FHLB advances, excluding borrowings on U.S. Treasuries, and related cost of funds:

As of March 31, 2015
(in thousands)	(unaudited)
Collateral type:
Agency RMBS and Agency Derivatives	$10,907,250
Mortgage servicing rights	—
Non-Agency RMBS	1,893,870
Net economic interests in consolidated securitization trusts(1)	586,628
Residential mortgage loans held-for-sale
Prime nonconforming residential mortgage loans	330,880
Credit sensitive residential mortgage loans	—
$13,718,628

Cost of Funds Metrics	Three Months Ended March 31, 2015
(unaudited)
Annualized cost of funds on average borrowings during the quarter:	0.6%
Agency RMBS and Agency Derivatives	0.4%
Mortgage servicing rights	—%
Non-Agency RMBS	1.8%
Net economic interests in consolidated securitization trusts(1)	1.2%
Residential mortgage loans held-for-sale
Prime nonconforming residential mortgage loans	0.4%
Credit sensitive residential mortgage loans	3.8%
___________

(1)	Includes the retained interests from on-balance sheet securitizations, which are eliminated in consolidation in accordance with U.S. GAAP.

Conference Call
Two Harbors Investment Corp. will host a conference call on May 7, 2015 at 9:00 a.m. EDT to discuss first quarter 2015 financial results and related information. To participate in the teleconference, please call toll-free (877) 868-1835 (or (914) 495-8581 for international callers), Conference Code 20689000, approximately 10 minutes prior to the above start time. You may also listen to the teleconference live via the Internet on the company’s website at www.twoharborsinvestment.com in the Investor Relations section under the Events and Presentations link. For those unable to attend, a telephone playback will be available beginning at 12:00 p.m. EDT on May 7, 2015, through 12:00 a.m. EDT on May 14, 2015. The playback can be accessed by calling (855) 859-2056 (or (404) 537-3406 for international callers), Conference Code 20689000. The call will also be archived on the company’s website in the Investor Relations section under the Events and Presentations link.

Two Harbors Investment Corp.
Two Harbors Investment Corp., a Maryland corporation, is a real estate investment trust that invests in residential mortgage-backed securities, residential mortgage loans, mortgage servicing rights, commercial real estate and other financial assets. Two Harbors is headquartered in New York, New York, and is externally managed and advised by PRCM Advisers LLC, a wholly owned subsidiary of Pine River Capital Management L.P. Additional information is available at www.twoharborsinvestment.com.

Forward-Looking Statements
This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2014, and any subsequent Quarterly Reports on form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of credit markets and general economic conditions; changes in interest rates and the market value of our assets; changes in prepayment rates of mortgages underlying our target assets; the rates of default or decreased recovery on the mortgages underlying our target assets; the occurrence, extent and timing of credit losses within our portfolio; the concentration of credit risks we are exposed to; declines in home prices; our ability to establish, adjust and maintain appropriate hedges for the risks in our portfolio; the availability and cost of our target assets; the availability and cost of financing; changes in the competitive landscape within our industry; our ability to successfully implement new strategies and to diversify our business into new asset classes; our ability to manage various operational risks and costs associated with our business; interruptions in or impairments to our communications and information technology systems; our ability to acquire mortgage loans and successfully securitize the mortgage loans we acquire; our ability to acquire mortgage servicing rights (MSR) and successfully operate our seller-servicer subsidiary and oversee our subservicers; the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process; our exposure to legal and regulatory claims; legislative and regulatory actions affecting our business; the impact of new or modified government mortgage refinance or principal reduction programs; our ability to maintain our REIT qualification; and limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying investor presentation present non-GAAP financial measures, such as Core Earnings and Core Earnings per common share, that exclude certain items. Two Harbors’ management believes that these non-GAAP measures enable it to perform meaningful comparisons of past, present and future results of the company’s core business operations, and uses these measures to gain a comparative understanding of the company’s operating performance and business trends. The non-GAAP financial measures presented by the company represent supplemental information to assist investors in analyzing the results of its operations. However, because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. The company’s GAAP financial results and the reconciliations from these results should be carefully evaluated. See the GAAP to non-GAAP reconciliation table on page 13 of this release.

Additional Information
Stockholders of Two Harbors and other interested persons may find additional information regarding the company at the SEC’s Internet site at www.sec.gov or by directing requests to: Two Harbors Investment Corp., Attn: Investor Relations, 590 Madison Avenue, 36th Floor, New York, NY 10022, telephone (612) 629-2500.

Contact
July Hugen, Director of Investor and Media Relations, Two Harbors Investment Corp., (612) 629-2514 or
July.hugen@twoharborsinvestment.com

# # #

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except share data)

	March 31, 2015	December 31, 2014
	(unaudited)	(audited)
ASSETS
Available-for-sale securities, at fair value	$14,342,845	$14,341,102
Trading securities, at fair value	2,010,000	1,997,656
Residential mortgage loans held-for-sale, at fair value	568,582	535,712
Residential mortgage loans held-for-investment in securitization trusts, at fair value	2,170,206	1,744,746
Commercial real estate loans held-for-investment	45,556	—
Mortgage servicing rights, at fair value	410,229	452,006
Cash and cash equivalents	1,020,338	1,005,792
Restricted cash	441,158	336,771
Accrued interest receivable	62,516	65,529
Due from counterparties	30,723	35,625
Derivative assets, at fair value	362,646	380,791
Other assets	213,256	188,579
Total Assets	$21,678,055	$21,084,309

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Repurchase agreements	$13,094,878	$12,932,463
Collateralized borrowings in securitization trusts, at fair value	1,400,571	1,209,663
Federal Home Loan Bank advances	2,625,000	2,500,000
Derivative liabilities, at fair value	155,149	90,233
Due to counterparties	186,352	124,206
Dividends payable	95,307	95,263
Other liabilities	59,303	64,439
Total Liabilities	17,616,560	17,016,267

Stockholders’ Equity
Preferred stock, par value $0.01 per share; 50,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, par value $0.01 per share; 900,000,000 shares authorized and 366,566,133 and 366,395,920 shares issued and outstanding, respectively	3,666	3,664
Additional paid-in capital	3,813,914	3,811,027
Accumulated other comprehensive income	849,858	855,789
Cumulative earnings	1,287,338	1,195,536
Cumulative distributions to stockholders	(1,893,281)	(1,797,974)
Total stockholders’ equity	4,061,495	4,068,042
Total Liabilities and Stockholders’ Equity	$21,678,055	$21,084,309

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(dollars in thousands)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended March 31,
	2015	2014
	(unaudited)
Interest income:
Available-for-sale securities	$135,525	$123,913
Trading securities	4,695	1,926
Residential mortgage loans held-for-sale	4,271	4,586
Residential mortgage loans held-for-investment in securitization trusts	18,237	7,893
Commercial real estate loans held-for-investment	44	—
Cash and cash equivalents	197	217
Total interest income	162,969	138,535
Interest expense:
Repurchase agreements	20,565	20,572
Collateralized borrowings in securitization trusts	10,708	5,353
Federal Home Loan Bank advances	2,230	153
Total interest expense	33,503	26,078
Net interest income	129,466	112,457
Other-than-temporary impairments:
Total other-than-temporary impairment losses	(127)	(212)
Non-credit portion of loss recognized in other comprehensive (loss) income	—	—
Net other-than-temporary credit impairment losses	(127)	(212)
Other income:
Gain (loss) on investment securities	129,457	(38,655)
Loss on interest rate swap and swaption agreements	(126,443)	(105,528)
Gain on other derivative instruments	2,967	5,801
Gain (loss) on residential mortgage loans held-for-sale	9,092	(3,181)
Servicing income	32,087	30,441
Loss on servicing asset	(52,403)	(32,760)
Other (loss) income	(1,857)	460
Total other loss	(7,100)	(143,422)
Expenses:
Management fees	12,721	12,111
Securitization deal costs	2,611	—
Servicing expenses	6,716	5,225
Other operating expenses	16,055	14,534
Total expenses	38,103	31,870
Income (loss) before income taxes	84,136	(63,047)
Benefit from income taxes	(10,657)	(33,902)
Net income (loss)	$94,793	$(29,145)
Basic and diluted earnings (loss) per weighted average common share	$0.26	$(0.08)
Dividends declared per common share	$0.26	$0.26
Basic and diluted weighted average number of shares of common stock outstanding	366,507,657	365,611,890

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(dollars in thousands)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended March 31,
	2015	2014
	(unaudited)
Comprehensive income:
Net income (loss)	$94,793	$(29,145)
Other comprehensive (loss) income:
Unrealized (loss) gain on available-for-sale securities, net	(5,931)	181,735
Other comprehensive (loss) income	(5,931)	181,735
Comprehensive income	$88,862	$152,590

TWO HARBORS INVESTMENT CORP.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(dollars in thousands, except share data)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended March 31,
	2015	2014
	(unaudited)
Reconciliation of net income (loss) to
Core Earnings:

Net income (loss)	$94,793	$(29,145)

Adjustments for non-core earnings:
(Gain) loss on sale of securities and residential mortgage loans, net of tax	(122,527)	38,476
Unrealized (gain) loss on trading securities and residential mortgage loans held-for-sale, net of tax	(8,644)	2,293
Other-than-temporary impairment loss, net of tax	127	212
Realized (gain) loss on termination or expiration of swaps and swaptions, net of tax	(7,279)	1,981
Unrealized losses on interest rate swaps and swaptions economically hedging investment portfolio, repurchase agreements and FHLB advances, net of tax	97,469	59,687
Gain on other derivative instruments, net of tax	(824)	(4,654)
Realized and unrealized loss (gain) on financing securitizations, net of tax	2,902	(313)
Realized and unrealized losses on mortgage servicing rights, net of tax	36,318	19,406
Securitization deal costs, net of tax	1,697	—
Amortization of business combination intangible assets, net of tax	—	260
Change in representation and warranty reserve, net of tax	43	—

Core Earnings	$94,075	$88,203

Weighted average shares outstanding	366,507,657	365,611,890

Core Earnings per weighted average share outstanding	$0.26	$0.24

TWO HARBORS INVESTMENT CORP.
SUMMARY OF QUARTERLY CORE EARNINGS
(dollars in millions, except per share data)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended
	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
	(unaudited)
Net Interest Income:
Interest income	$163.0	$156.2	$142.3	$140.1	$138.5
Interest expense	33.5	31.7	24.7	24.9	26.0
Net interest income	129.5	124.5	117.6	115.2	112.5
Other income:
Interest spread on interest rate swaps	(27.5)	(32.2)	(26.8)	(18.9)	(13.8)
Interest spread on other derivative instruments	7.7	7.0	7.1	7.9	4.7
Servicing income, net of amortization(1)	19.1	17.9	17.6	19.9	17.9
Other income	1.0	0.7	0.6	0.2	0.2
Total other income (loss)	0.3	(6.6)	(1.5)	9.1	9.0
Expenses	35.4	33.7	30.8	33.2	31.5
Core Earnings before income taxes	94.4	84.2	85.3	91.1	90.0
Income tax expense	0.3	1.1	2.5	1.4	1.8
Core Earnings	$94.1	$83.1	$82.8	$89.7	$88.2
Basic and diluted weighted average Core EPS	$0.26	$0.23	$0.23	$0.24	$0.24
(1) Amortization refers to the portion of change in fair value of MSR primarily attributed to the realization of expected cash flows (runoff) of the portfolio. This amortization has been deducted from Core Earnings. Amortization of MSR is deemed a non-GAAP measure due to the company’s decision to account for MSR at fair value.